SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

CYTORI THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 458-0900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 15, 2017 (the “Closing Date”), Cytori Therapeutics, Inc. (the “Company”) completed its previously announced acquisition from Azaya Therapeutics, Inc. (“Azaya”) of substantially all of the assets of Azaya and the assumption of certain of liabilities of Azaya (the “Acquisition”), pursuant to an Asset Purchase Agreement with Azaya, dated January 16, 2017 (the “Purchase Agreement”).  Pursuant to the Acquisition, the Company has acquired the rights, title and interest in and to (i) Azaya’s ATI-0918 drug candidate, a generic bioequivalent formulation of DOXIL/CAELYX, a chemotherapy drug that is a liposomal encapsulation of doxorubicin (“ATI-0918”); (ii) Azaya’s ATI-1123 drug candidate, a liposomal formulation of docetaxel (“ATI-1123”); and (iii) certain equipment, inventory and other assets necessary to develop, manufacture, test and validate ATI-0918 and ATI-1123.

Under the terms of the Purchase Agreement, at the closing of the Acquisition (the “Closing”) the Company (i) issued 1,173,241 of shares of its common stock, par value, $0.001 per share (“Common Stock”), in Azaya’s name, (A) 879,931 of which will be delivered to Azaya promptly after the Closing (the “Closing Shares”), and (B) 293,310 of which will be deposited into a 15-month escrow pursuant to a standard escrow agreement (the “Escrow Shares,” and together with the Closing Shares, the “Shares”); and (ii) assumed the obligation to pay approximately $2.0 million of Azaya’s existing trade payables, which payments the Company intends to make at or within thirty (30) days after the Closing.  The price per Share was $1.7047, which price was equal to the volume weighted average closing price of the Shares on the Nasdaq Capital Market over the ten (10) consecutive trading days ending on the trading date immediately prior to the date of the Closing Date.

Pursuant to the Purchase Agreement, the Company will use best efforts to file a registration statement covering the resale of the Shares issued to Azaya within 30 days of the Closing Date, and use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable following the filing. Azaya has agreed to abide by certain weekly and monthly sale/transfer volume limitations with respect to selling the Shares following their registration.

In addition, as of the Closing Date, the Company assumed obligations to: (i) pay Azaya fixed commercialization milestone payments of up to $16.3 million in the aggregate, based upon achievement of certain net sales milestones for ATI-0918; (ii) make certain earn-out payments to Azata equal to a mid single-digit percentage of net sales of ATI-0918; and (iii) make certain earn-out payments to Azaya equal to a low single-digit percentage of net sales of any product (each a “Patented Product”), including ATI-1123, that practices a claim in the related patent assigned by Azaya to the Company (the “ATI-1123 Patent”).  The Company’s aggregate earn-out payment obligations to Azaya from global net sales of both ATI-0918 and any Patented Product will not exceed $100.0 million (the “Earn-Out Cap”).

Further, the Purchase Agreement provides that if the Company enters into certain assignments, licenses or other transfers of rights to a Patented Product or the ATI-1123 Patent, the Company will pay Azaya a percentage in the low to mid teens of the consideration received by the Company, provided, that the Company’s aggregate payment obligation to Azaya for any such assignment, license or other transfer of rights will not exceed $50.0 million.

If the Company or its successors, sublicensees or transferees sells a competing product to ATI-0918 at any time prior to satisfaction of the Earn-Out Cap, other than because ATI-0918 fails to receive marketing authorization from the European Medicines Agency within a certain period of time or fails to generate a minimum threshold of net sales within a pre-determined amount of time, then 50% of the net sales of such competing product would be deemed to be net sales of ATI-0918 under the Purchase Agreement for purposes of calculating commercialization milestone payments and earn-out payments.

The Company has agreed to, and has agreed to require that any successors, sublicensees or transferees, use commercially reasonable efforts to develop and commercialize ATI-0918 and any Patented Product.

Both the Company and Azaya agreed to customary representations, warranties and covenants in the Purchase Agreement. Each party also agreed to customary indemnification obligations, provided, that Azaya’s maximum liability to the Company for breaches of Azaya’s representations and warranties in the Purchase Agreement and any ancillary agreements entered into in connection therewith, is limited to $3.9 million, subject to limited exceptions.

The Company entered into a five-year lease for Azaya’s facility located in San Antonio, Texas that became effective on the Closing Date.  The lease represents an initial annual base rent obligation of approximately $93,000.

Prior to the Acquisition, the Company had no material relationships with Azaya or its affiliates.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of such agreement. The Company expects to file the Purchase Agreement with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Item 3.02.	Unregistered Sales of Equity Securities

Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof.  The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

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The Company cautions you that this Current Report on Form 8-K includes forward-looking statements regarding events, trends and business prospects, which may affect its future operating results and financial position. Such statements, including without limitation, statements regarding: timing for payment of assumed trade payables obligations; the Company’s obligations to file and have declared effective a registration statement covering the Shares; the Company’s potential milestone, earn-out, licensing and other payment obligations to Azaya under the terms of the Purchase Agreement;  obligations with respect to sales of a competing product to ATI-0918; and the Company’s development and commercialization obligations with respect to ATI-0918 and the Patented Product.  These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are subject to a number of risks, uncertainties and assumptions, including: unanticipated clinical, regulatory, commercial or other hurdles or uncertainties in developing, manufacturing and commercializing Azaya’s assets, including ATI-0918 and ATI-1123; any inability to identify and realize potential synergies between the Company’s and Azaya’s technologies; inability to access capital to develop the acquired assets on terms acceptable to; potential negative market reaction to the Acquisition; unforeseen costs and expenses relating to the acquired assets that may exert significant pressure on the Company’s human, technical and financial resources, including its ability to fund development and commercialization of its clinical pipeline, including ATI-0918 and ATI-1123; failure to find suitable financing to operate the Company’s business as currently contemplated after consummation of the Acquisition; risk regarding identification of suitable partnering candidates for ATI-0918 or ATI-1123; technical capabilities risks, including the ability to successfully obtain and maintain sufficient drug development and manufacturing expertise; risks relating to review by the European Medicines Agency (“EMA”) of the ATI-0918 marketing authorisation dossier and related EMA application requirements;  inherent risk and uncertainty in the conduct of clinical trials and clinical trial results (including Azaya’s previously conducted bioequivalency trial for ATI-0918); risks in the collection of clinical data, final clinical outcomes risks; risks regarding protection of intellectual property rights, including protection of know-how and other trade secrets relating to manufacture of ATI-0918 and ATI-1123; competitive risks, including risk associated with commercializing a generic drug (ATI-0918) competitive with drugs offered by potentially much larger companies with greater technical, financial and human resources;  risks regarding dependence on third-party performance, and performance and acceptance of the Company’s products in the marketplace; risks regarding the Company’s and Azaya’s compliance with the terms and provisions the Purchase Agreement; as well as other risks and uncertainties described under the heading "Risk Factors" in the Company’s Securities and Exchange Commission Filings on Form 10-K and Form 10-Q.  The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytori Therapeutics, Inc.

February 15, 2017	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel